Exhibit (c)(v)

Board Discussion Materials Project Cherry Tree July 27, 2026 CONFIDENTIAL AND PRIVILEGED

PROJECT CHERRY TREE Today’s Agenda • Situation Overview • Market View of Accelerant and Trading / Valuation Environment • Preliminary Perspectives on Offer Additional Materials 2 1 2 3

SECTION 1 Situation Overview 3

PROJECT CHERRY TREE Situation Overview • On July 17, 2026, Accelerant received a bid from Tampa Bay to acquire 100% of the outstanding shares of the Company at a price of $17.00 - $18.00 a share in cash – Equates to a 22-29% premium to closing price of $13.96 as of July 16, 2026 and 29-36% to the 30-day VWAP – Reflects 12.1-12.9x 2026E AV / EBITDA (1) • The proposal states that Tampa Bay has completed business diligence – Basis of the proposal is consensus forecast, layering in Tampa Bay’s underwriting case, and does not factor in management forecast • In assessing the merits and attractiveness of a potential transaction, the proposal is to be evaluated (on a relative basis) against Accelerant’s standalone prospects and standalone value and within the context of the market environment since having gone public in July 2025 • Since IPO, the Company has delivered exceptional operating and financial performance, reinforcing its role as a differentiated platform in the specialty insurance and MGA ecosystem – 24% growth YoY in Exchange Written Premium, 24% Adj. EBITDA margins as of Q1’26 and continued momentum on both the Member and Risk Capital front • Over the same period, the market backdrop for the insurance distribution sector (i.e., pricing pressure, growth outlooks, and market headline / generalist investor attention on the AI play) has created mixed outcomes for publicly traded brokers and valuations near decade lows • Based on the proposal, Morgan Stanley would recommend conducting a parallel market check while evaluating the bid – This would involve a select group of likely interested and motivated parties in effectuating a similar transaction • Outcome of the process remains fully within the Company and Board’s control (i.e., can terminate discussions if M&A proposals resulting from the market check are not viewed as attractive) Notes: 1. Based on FDSO of 224.1MM consists of 218.2MM basic shares plus 5.9MM net dilutive RSUs/RSAs; 11.8-12.6x 2026 AV / EBITDA assuming FDSO stated in bid letter from Tampa Bay 4

PROJECT CHERRY TREE Proposal Summary and Overview of Key Terms 5 Notes: 1. Based on bid letter FDSO of 218.21MM shares Transaction • Acquisition of 100% of the outstanding shares in an all-cash purchase • Not conditioned on any rollover or reinvestment commitments • Open to exploring any interest at the right time with Accelerant’s permission Valuation • Offer price of $17.00 - $18.00 per share (218.2MM shares) • Premium of 29-37% to the average closing price of $13.13 over the 180-day period ended July 16, 2026 • Implied total equity consideration of $3.7 – 3.9Bn (1) Financing • Cash consideration to be sourced through a combination of equity capital from Tampa Bay’s funds and debt financings • Proposal not subject to financing contingency • Verbally indicated willingness to provide an equity backstop Diligence • “Business diligence” complete • Remaining workstreams are confirmatory in nature: (1) accounting, QofE, tax (E&Y), (2) actuarial, loss reserve, and reinsurance diligence (Oliver Wyman), (3) legal and regulatory (Goodwin, Skadden and Walkers), (4) debt financing Timing and Approval • Assumes sign and announcement by August 14, 2026 • Closing subject to regulatory (including insurance) approvals, among other customary conditions • Open to exploring “structuring alternatives” to close as expeditiously as possible Others • Share count does not assume 5.9MM of RSUs would be paid out at close

PROJECT CHERRY TREE Recommended Next Steps Subject to Board Approval With Tampa Bay Approach • Provide access to 5-year forecast (including upside case), 2Q flash financials and other value-driving information • Continue confirmatory diligence (e.g., legal / accounting / tax) • Guide towards an updated offer shortly after earnings, and indicate the ability to be responsive if an offer is submitted before High-level script • Evaluated the offer with the Board • Offer range of $17-18 / share meaningfully undervalues the business • However, willing to continue engaging with you and providing you with more information to help you find incremental value – Sharing the 5-year forecast which the management is executing on, along with what management see as upside levers – Business momentum is strong: company is coming meaningfully ahead of consensus in 2Q and is expected to outperform in 2026 relative to guidance. Momentum will carry forward in 2027 and onwards • We will get you a specific bid date, likely shortly after earnings. However, we will be responsive should anything be submitted before With Other Buyers Approach • Provide limited, value-driving diligence access via VDR: short-form CIM, 5-year forecast (including upside case), 2Q flash financials, and select diligence data already shared with Tampa Bay • Goal is to minimize any information asymmetry between Tampa Bay and other buyers, and facilitate an efficient diligence exercise • Guide towards an updated offer shortly after earnings High-level script • Morgan Stanley has been engaged to evaluate strategic alternatives, including a sale of the business • If you are interested, now is the time to express your interest • We will provide you with a short-form presentation on the business, a 5- year forecast, as well as certain value-driving diligence data to facilitate your review of the opportunity • Will get you a specific bid date; likely shortly after earnings • If asked whether company has received an inbound: Company has received a preliminary offer, and you are not far behind 6 • Indicate to Tampa Bay that their offer “meaningfully” undervalues Accelerant and provide them with diligence information that allows them to find additional value (e.g., 5-year forecast, 2Q flash updates). Keep momentum of engagement and ask for an improved offer • Simultaneously facilitating limited, value-driving diligence of a selected group of potentially interested buyers • Solicit offers shortly after earnings; indicate to Tampa Bay the ability to be responsive should a proposal be submitted before • Reconvene and assess next steps depending on updated offer(s) along axis of value and certainty

Morgan Stanley

Highly Illustrative Process Timeline

Subject to Board Approval and Evaluation of Offer(s)
Timeline May Accelerate or Extend Depending on Buyer Feedback and Pace of Diligence



July
August
September
20 21 22 23 24 27 28 29 30 31 03 04 05 06 07 10 11 12 13 14 17 18 19 20 21 24 25 26 27 28 31 01 02 03 04 07 08 09 10 11
M T W Th F M T W Th F M T W Th F M T W Th F M T W Th F M T W Th F M T W Th F M T W Th F
Key Milestones
Board Meetings
TBD
Tampa Bay Engagement
Board Review of Tampa Bay Offer and Approval of 5-Year Forecast
Provide Board Approved 5-Year Forecast
"Value-Driving" Diligence with Tampa Bay
Receive Updated Offer from Tampa Bay
x
8/18
Confirmatory Due Diligence (Assume Updated Offer Sufficient)
Provide Draft Merger Agreement to Tampa Bay
Broader Process
Distribute and Negotiate NDAs with Additional Potential Buyers
Board Approval to Share Information with Other Buyers after NDA
Grant Diligence Access to Other Buyers After NDA Execution
Receive and Evaluate Preliminary Non-Binding Bids
x
8/18
Grant Additional Diligence Access to Selected Buyers
Provide Draft Merger Agreement to Selected Buyers
Final Bid Evaluations / Sign and Announce Transaction
Deadline for Merger Agreement Mark-up
x
Final Offer Submission incl. Agreement (Tampa Bay and Others)
x
9/3
Final Negotiation and Signing of Definitive Agreements
Deliver Fairness Opinion
Sign and Announce the Transaction
x
9/8
Holidays
Earnings Release
Updated Offer Bid Date (Tampa Bay)
Non-Binding Bid Date (Other Buyers)
Final Bid Date
(All)

PROJECT CHERRY TREE 7

PROJECT CHERRY TREE Potential Universe of Parties That Could Be Interested in Accelerant • Potential buyer universe assessed across financial sponsors and strategic parties, including distribution platforms and carriers • In practice, likely set of motivated buyers expected to be narrow • Strategics unlikely to be motivated buyers given ability to pay, focus on goodwill creation / dilution, and strategic priorities [***] [***] 8 Financial Sponsors Strategic Buyers

PROJECT CHERRY TREE 9 Items to Be Provided Upon Signing of NDAs; Additional Diligence to be Facilitated on Case-by-Case Basis Overview of Information to be Shared with Other Bidders Strongly recommend given objective and given lack of deal frequency in fronting sector Management Presentation • Overview of Company and summary financial performance (historical and forecast) • Largely based on investor presentation materials used in earnings calls with more detail around value proposition to Members / Risk Capital Management Forecast • 2026E-2030E approved management forecast • Income statement, cash flow statement (including proxy for free cash flow at fee-based segments) and balance sheet (including book value of underwriting segment) • Upside levers from Project N., Captives, and MGA M&A VDR • Actuarial - KPMG reserve review (upon execution of NRLs), Claims and premium triangles • Members – Anonymized Member data (annual premium, geography, ownership, product), MGA pipeline • Risk Capital - Anonymized risk capital provider count by year, overview of Flywheel program • Operating Expenses – Detailed operating expenses supporting consolidated P&L, operating expenses by function, consulting and professional fees by vendor • Risk Exchange Technology presentation • A.M. Best Financial Leverage calculator • Tax – Overview of Tax structure and public vs. private considerations

SECTION 2 Market View of Accelerant and Trading / Valuation Environment 10

PROJECT CHERRY TREE ADTV Since IPO 1.37MM (0.61% of FDSO) Jul-25 Oct-25 Jan-26 Apr-26 Jul-26 0 5 10 15 20 25 Jul-25 Oct-25 Jan-26 Apr-26 Trading Volume ARX S&P Median A Look at Accelerant Since IPO 11 Share Price Performance and Trading Volume 35% $21.00 $13.58 3Q’25 Earnings (11/12/2025, PM) +9% Next Day 2Q’25 Earnings (8/28/2025, AM) (26%) Next Day T+1: +26.2% 4Q’25 Earnings (3/18/2026, PM) +4% Next Day 1Q’26 Earnings (5/13/2026, PM) +17% Next Day 2026E AV / EBITDA Performance 9.4x 16.4x (1) Source: Capital IQ (7/20/2026) Notes: 1. IPO priced at 16.4x AV / 2026E Adj. EBITDA 7.0x (Share Price Indexed to 100, average daily trading volume in $MM) Jul-26 To match multiple on page 22 Checked that date in CapIQ directly

PROJECT CHERRY TREE Market Backdrop Since Going Public – What Has Changed? 12 • More challenging operating environment ‒ Softening rates has shifted organic growth outlook in the insurance distribution sector ‒ Fears on AI disintermediation across sectors prevalent • Market headlines and generalist investor attention are focused on AI play ‒ Limited public market attention to small cap names ‒ Strong focus on clean equity stories • Repurchases and insider buying activity is elevated, signaling conviction Companies believe they are undervalued and underappreciated • Bifurcated outcomes for publicly traded companies ‒ Execution vs. narrative driving differentiation Key Themes Trading Levels Under Pressure 23.8x 16.7x 2025 Current High Growth Brokers (1) 17.2x 13.0x 2025 Current Middle Market Brokers (3) 25.6x 16.5x 2025 Current S&P 500 - Software 14.6x 13.9x 2025 Current S&P 500 15.1x 12.9x 2025 Current Large Market Brokers (4) Source: Capital IQ (7/20/2026) Notes: 1. Consists of RYAN, GSHD, TWFG, and BWIN 2. Values represent the average NTM AV / EBITDA trading multiple during calendar year 2025 3. Consists of AJG and BRO 4. Consists of AON, MRSH, and WTW (NTM AV / EBITDA) 7.1x 4.2x 2.2x 9.1x 0.7x (2) (2) (2) (2) (2)

PROJECT CHERRY TREE 28.2 19.6 15.7 15.0 9.7 9.1 8.9 5.7 4.0 2.7 2.1 (2.0) 3.8 4.0 4.2 4.4 4.6 4.8 0 10 20 30 40 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 VIX 10-Year Treasury Note Yield 85 95 105 115 125 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 S&P 500 Nasdaq Russell 2000 Major Indices Continue to Prove Largely Resilient Despite Pockets of Volatility Indices Down After Momentum Trade Unwinding (1) Indexed to 100 (%) Yields Mixed with Flattening as Volatility Spikes to Close Week (1) VIX Level % Yield 2026YTD Equity Issuance Exceeding Prior Years (1)(2) 13 2026TD (%) Breadth in the Market Has Been More Widespread Recently (1) Source: Dealogic, Capital IQ, Bloomberg Notes: 1. As of July 17, 2026 2. Includes SEC registered offerings greater than $50MM; includes Rule 144A convertible offerings +9% +10% +19% 18.8 4.6 2024YTD Total Deal Value: $145Bn 2025YTD Total Deal Value: $162Bn 2026YTD Total Deal Value: $389Bn Deal Volume ($Bn) AI names accounted for most of the selling; semis had their worst week since April 2025 Despite cooler-than-expected inflation data this week (2.6% Core PCI vs 2.8% expected), Fedspeak remains hawkish $17.2 $53.3 $25.5 $49.3 $16.3 $70.4 $21.1 $54.3 $133.7 $139.4 $18.5 $97.8 IPO Follow-On Block Convertible 2024YTD 2025YTD 2026YTD

PROJECT CHERRY TREE Identifying Accelerant’s Peer Set No Pure Play Comparables for Accelerant 14 Insurance Distribution Tech / Marketplaces Specialty Insurers DJ: Spread \\Msad\root\NA\NY\LIB\IBD\D2_Projects\AMER\New York\T\Project Tampa Bay_ND10012407792\3. Presentations\5. 2026.07.05 - Take Private Analysis\2026.07 - Discussion Materials_vF.pdf High Growth Rationale: • Distribution model operating at scale • Most commonly cited by all research analysts and investors Rationale: • B2B fee-based platforms • Cited by many research analysts Rationale: • Referenced to a lesser extent • Often used for triangulation given underwriting segment despite heavy reinsurance High Growth Traditional Brokers Primary Secondary / Reference Reference Core comp at IPO Other High Growth Brokers

PROJECT CHERRY TREE Current ARX IPO Avg. Since ARX IPO Accelerant ARX 9.0x 20.5x 12.8x High Growth Broker RYAN 14.5x 19.3x 14.5x Other High Growth Brokers GSHD 18.9x 30.1x 20.7x TWFG 19.5x 29.5x 19.6x BWIN 12.2x 17.0x 11.9x Median 18.9x 29.5x 19.3x Tech / Marketplaces CME 18.5x 21.7x 20.9x NDAQ 16.9x 20.3x 18.2x TW 15.5x 25.0x 18.7x VRSK 16.4x 25.2x 17.6x CBOE 13.9x 17.4x 16.0x Median 16.4x 21.7x 18.1x Traditional Brokers AON 14.5x 15.7x 14.4x AJG 13.7x 15.5x 13.4x MRSH 12.9x 15.0x 13.2x BRO 12.2x 14.9x 12.5x WTW 10.9x 12.9x 11.8x Median 12.9x 15.0x 13.1x 0.0 15.0 30.0 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 0.0 20.0 40.0 60.0 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 ARX RYAN Other High Growth Brokers Tech / Marketplaces Traditional Brokers Specialty Insurers Source: Capital IQ (7/20/2026) Notes: 1. Other High Growth Broker Index calculated as the median of BWIN, GSHD, TWFG 2. Tech / Marketplaces Index calculated as the median of CME, NDAQ, CBOE, VRSK, and TW 3. Traditional Broker Index calculated as the median of MRSH, AON, AJG, WTW, and BRO 4. Specialty Insurers Index calculated as the median of WRB, KNSL, RLI, PLMR, SKWD, and BOW Summary Statistics NTM AV / EBITDA (x) 15 ARX Trading at Discount to Most Peers, Despite Strong Operating Performance Median NTM AV / EBITDA Since ARX IPO (7/24/2025) 21.7x 15.0x Median Price / NTM EPS (2) Since ARX IPO (7/24/2025) (1) (2) (3) (4) 36.9x 42.9x 26.7x 21.0x 18.6x 29.5x 9.0x 12.9x 18.9x 16.4x 17.7x 27.0x 22.3x 17.1x 15.1x 19.8x 20.5x Backup: \\Msad\root\NA\NY\LIB\IBD\D2_Projects\AMER\New York\T\Project Tampa Bay_ND10012407792\3. Presentations\6. Board Presentations (2026.07.27)\XLS\2026.07 - Brokerage Trading Statistics_vC.xlsx Please use this purple for accelerant across the deck, grey is no a good color for our client 29.4x 14.5x 19.3x

PROJECT CHERRY TREE 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x 0% 5% 10% 15% 20% 25% 30% ARX Trades at Meaningful Discount to Regression-Implied Multiple 16 NTM AV / EBITDA 2026-27E Avg. Organic Growth Source: Capital IQ (7/20/2026) R2 : 81% Regression Analysis: Valuation Multiples vs. Organic Growth Outlook ARX at a 66% discount to regression implied multiple Backup: \\Msad\root\NA\NY\LIB\IBD\D2_Projects\AMER\New York\T\Project Tampa Bay_ND10012407792\3. Presentations\6. Board Presentations (2026.07.27)\XLS\2026.07 - Brokerage Trading Statistics_vC - Regression.xlsx 16.4%

PROJECT CHERRY TREE 26% 27% 30% 30% 24% 23% 32% 34% 28% 29% 35% 60% N/A 23% 42% 2% 12% 12% 14% 7% 9% 8% 6% 0% 14% N/A 22% 34% 5% 14% 12% 5% 5% 5% 4% 3% 1% 11% 17% Accelerant is Best-in-Class Across Key Metrics of Focus Comparables Accelerant is Well Positioned Against Peers 17 Organic Revenue Growth (1) (‘26E) Revenue ($MM) (LTM) Adj. EBITDA ($MM) (‘26E) Adj. EBITDA Margin (’26E) Adj. EBITDA ($MM) (LTM) Specialty Insurers 1,008 4,792 1,731 262 1,806 NA Source: Capital IQ (7/20/2026) Notes: 1. Organic growth reflected for ARX, traditional brokers and high growth brokers; total revenue growth for specialty insurers and tech marketplaces 2. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics 3. Specialty Insurers peers include W. R. Berkley, Bowhead, Kinsale, Palomar, RLI, and Skyward Backup: \\Msad\root\NA\NY\LIB\IBD\D2_Projects\AMER\New York\T\Project Tampa Bay_ND10012407792\3. Presentations\6. Board Presentations (2026.07.27)\XLS\2026.07.15 - ARX_Publicly Traded Peer Analysis_vCC.xlsx (3) Other High Growth Brokers Median: 12% Median: 12% Median: 24% Tech / Marketplaces (2) 1,008 262 Consensus Business Plan Traditional Brokers Median: 32% Median: 7% Median: 4% Adj. EBITDA Growth (’26E) 289 14,198 4,881 6,107 17,486 5,901 6,616 9,897 2,695 3,165 27,517 7,974 8,654 6,258 2,318 2,592 382 123 149 268 75 79 1,624 365 535 3,101 999 332 1,063 2,149 NA

PROJECT CHERRY TREE 18.5x 20.4x 26.5x 26.8x 13.4x 19.3x 19.0x 15.0x 17.5x 15.4x 23.0x 15.4x 14.8x 18.2x 20.9x 24.9x 10.4x 17.0x 17.0x 13.2x 16.0x 14.2x 20.3x 14.0x 9.4x 15.0x 18.5x 18.7x 13.2x 14.1x 14.9x 11.0x 13.2x 12.2x 16.8x 7.6x 13.9x 15.8x 17.3x 11.5x 12.5x 13.8x 10.2x 12.4x 11.7x 15.6x Benchmarking Valuation Across Peers 18 P / E (’26E / ’27E) AV / EBITDA (’26E / ’27E) Tech / Marketplaces (1) Specialty Insurers (2) Source: Capital IQ (7/20/2026) Notes: 1. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics 2. Specialty Insurers peers include W. R. Berkley, Bowhead, Kinsale, Palomar, RLI, and Skyward 8.2x / 6.4x on plan basis 13.3x / 13.5x on plan basis Other High Growth Brokers Median: 18.5x Median: 15.8x Median: 26.5x Median: 20.9x Traditional Brokers Median: 13.2x Median: 12.4x Median: 17.5x Median: 16.0x NA

PROJECT CHERRY TREE 60% 80% 90% 90% 90% 40% 20% 10% 10% 10% Sep-25 Dec-25 Mar-26 Jun-26 Jul-26 Buy Hold 18.00 17.00 16.00 14.00 22.00 17.00 19.00 30.00 19.00 A B C D E F G H I “We are raising estimates and maintaining our Outperform rating and $18 price target. Accelerant continues to execute on its business plan, and is using the depressed share price to buyback stock rapidly… Shares are up significantly intraday, and we think they should be as the company continues to deliver at or above expectations in its first few public quarters. - Wallstreet Research, May 14th “With good growth in EBITDA and third-party premium (ex Hadron) expected in 2026 as well as ARX buying back shares, we believe shares should continue to re-rate higher as they trade at a discount to the insurance brokerage peer group. We have an Overweight rating.” - Wallstreet Research, May 17th “We like the stock given ARX’s consistent execution, differentiated model, and strong 20% growth potential. Potential for further beats as EWP growth accelerates to roughly 30% in the second half could help the stock gain momentum. Continued mix shift toward non-underwriting segments should further help simplify the story over the next couple years.” - Wallstreet Research, May 14th Research Analyst Perspectives Analyst Price Targets ($) Selected Analyst Commentary Analyst Ratings (Based on Ratings from 10 Brokers) Source: Capital IQ (7/20/2026), Wall Street Research 19 Broker Median: $18.00 Current Share Price: $13.58 Median Price Target Suggests ~33% Upside vs. Current Price Broker Quotes X: RBC Y: William Blair Z: Wells Fargo

SECTION 3 Preliminary Perspectives on Offer 20

PROJECT CHERRY TREE Offer Price $13.58 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 Premium Analysis vs. Current Share Price $13.58 0.0% (4.3%) 3.1% 10.5% 17.8% 25.2% 32.5% 39.9% 47.3% 54.6% 62.0% vs. 30-Day VWAP $13.19 2.9% (1.5%) 6.1% 13.7% 21.3% 28.9% 36.4% 44.0% 51.6% 59.2% 66.8% vs. 90-Day VWAP $14.02 (3.1%) (7.3%) (0.2%) 7.0% 14.1% 21.2% 28.4% 35.5% 42.6% 49.8% 56.9% vs. 180-Day VWAP $13.31 2.0% (2.3%) 5.2% 12.7% 20.2% 27.7% 35.2% 42.7% 50.2% 57.8% 65.3% vs. Bid Letter 180-Day Avg. Share Price $13.13 3.4% (1.0%) 6.6% 14.2% 21.9% 29.5% 37.1% 44.7% 52.3% 59.9% 67.6% vs. Median Analyst Price Target $18.00 (24.6%) (27.8%) (22.2%) (16.7%) (11.1%) (5.6%) 0.0% 5.6% 11.1% 16.7% 22.2% Deal Value Acquisition Value (i.e., Equity Value) ($MM) 3,043 2,913 3,137 3,361 3,585 3,810 4,034 4,258 4,482 4,706 4,953 Implied Aggregate Value ($MM) 2,743 2,613 2,837 3,061 3,285 3,509 3,733 3,958 4,182 4,406 4,653 AV / EBITDA Multiples LTM AV / EBITDA (Actual) $262 10.5x 10.0x 10.8x 11.7x 12.6x 13.4x 14.3x 15.1x 16.0x 16.8x 17.8x 2026 AV / EBITDA (Street Consensus) $289 9.5x 9.0x 9.8x 10.6x 11.4x 12.1x 12.9x 13.7x 14.5x 15.2x 16.1x 2026 AV / EBITDA (Management Plan) $332 8.3x 7.9x 8.5x 9.2x 9.9x 10.6x 11.2x 11.9x 12.6x 13.3x 14.0x P/E Multiples 2026 P / Adj. Earnings (Street Consensus) $161 18.9x 18.1x 19.5x 20.9x 22.2x 23.6x 25.0x 26.4x 27.8x 29.2x 30.7x 2026 P / Adj. Earnings (Management Plan) $226 13.5x 12.9x 13.9x 14.9x 15.9x 16.9x 17.8x 18.8x 19.8x 20.8x 21.9x Memo: Fully Diluted Shares Outstanding (MM) 224.1 224.1 224.1 224.1 224.1 224.1 224.1 224.1 224.1 224.1 225.1 Illustrative Valuation Matrix As of July 20, 2026 21 Source: Bloomberg, Capital IQ (market data as of 7/20/2026) Notes: 1. VWAPs calculated using Bloomberg's VWAP definition over the trailing 30-, 90-, and 180-calendar-day periods ended July 20, 2026. 2. ARX FDSO of 224.1MM consists of 218.2MM basic shares plus 5.9MM net dilutive RSUs/RSAs. The 40.6MM outstanding options (weighted-average strike price of $21.43) are reflected in FDSO using the treasury stock method. 3. Net debt calculated as of July 20, 2026 based on excess cash of $448MM, gross debt of $121MM and non-controlling interests of $27MM. (1) (1) (1) (3) (2) Current Tampa Bay Offer RYAN Other High Growth

PROJECT CHERRY TREE 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 Jul-25 Oct-25 Jan-26 Apr-26 ARX RYAN Other High Growth Brokers Tech / Marketplaces Traditional Brokers Specialty Insurers YTD Since ARX IPO ARX (16.9%) (35.3%) RYAN (18.7%) (34.8%) Other High Growth Brokers (4.9%) (32.0%) Tech / Marketplaces (9.8%) (17.9%) Traditional Brokers (2.0%) (17.8%) Specialty Insurers 0.3% (1.4%) Price Change Tampa Bay Proposal Relative to Accelerant Share Price Performance 22-29% Premium to Spot and a 29-37% Premium to 180-Day Average Closing Price as of July 16, 2026 22 Share Price Performance Jun-26 Source: Capital IQ (7/20/2026) Notes: 1. Other High Growth Broker Index calculated as the median of BWIN, GSHD, TWFG 2. Tech / Marketplaces Index calculated as the median of CME, NDAQ, CBOE, VRSK, and TW 3. Traditional Broker Index calculated as the median of MRSH, AON, AJG, WTW, and BRO 4. Specialty Insurers Index calculated as the median of WRB, KNSL, RLI, PLMR, SKWD, and BOW (35.3%) $13.58 (34.8%) (17.9%) (17.8%) (1.4%) Since ARX IPO (7/24/2025), Indexed to ARX Share Price ($) (1) (2) (3) (4) Tampa Bay Bid (7/16/2026) $17-$18 29-37% premium to 180-day average closing price (32.0%)

PROJECT CHERRY TREE ADTV Since IPO 1.37MM (0.61% of FDSO) Jul-25 Oct-25 Jan-26 Apr-26 Jul-26 0 5 10 15 20 25 Jul-25 Oct-25 Jan-26 Apr-26 Trading Volume ARX S&P Median A Look at Accelerant Since IPO 23 Share Price Performance and Trading Volume 35% $21.00 $13.58 3Q’25 Earnings (11/12/2025, PM) +9% Next Day 2Q’25 Earnings (8/28/2025, AM) (26%) Next Day T+1: +26.2% 4Q’25 Earnings (3/18/2026, PM) +4% Next Day 1Q’26 Earnings (5/13/2026, PM) +17% Next Day 2026E AV / EBITDA Performance 9.4x 16.4x (1) Source: Capital IQ (7/20/2026) Notes: 1. IPO priced at 16.4x AV / 2026E Adj. EBITDA 7.0x (Share Price Indexed to 100, average daily trading volume in $MM) Jul-26 To match multiple on page 22 Checked that date in CapIQ directly

APPENDIX Additional Materials 24

PROJECT CHERRY TREE 234 289 357 442 2025 2026 2027 2028 25 Summary of Street Consensus Estimates for Accelerant (1) 913 1,094 1,228 1,454 2025 2026 2027 2028 Growth: 20% 12% 18% 179 161 199 255 2025 2026 2027 2028 20% 15% 16% 18% Adj. NI Margin: Source: Capital IQ (7/20/2026), Company Materials Notes: 1. Data displayed through 2028 given 2029 has thin coverage 2. Adjusted EBITDA margin represents a % of total operating revenue 2,946 2,883 2,904 3,072 1,245 2,328 3,365 4,520 4,191 5,211 6,269 7,592 2025 2026 2027 2028 Accelerant Third Party 30% 45% 54% 60% % Third Party: 26% 26% 29% 30% EBITDA Margin: (2) Revenue ($MM) Exchange Written Premium ($MM) Adjusted Net Income ($MM) Adjusted EBITDA – Operating ($MM)

PROJECT CHERRY TREE $179 $226 $224 $250 $307 $390 2025 2026 2027 2028 2029 2030 $234 $332 $423 $456 $553 $685 2025 2026 2027 2028 2029 2030 $913 $1,227 $1,170 $1,270 $1,493 $1,772 2025 2026 2027 2028 2029 2030 $4,191 $5,385 $6,524 $7,758 $9,145 $10,646 2025 2026 2027 2028 2029 2030 Summary of Management Plan Summary of Accelerant’s Business Plan (Consolidated View) • Projections reflect Accelerant’s latest business plan • 2026E–2029E plan vs. Street primarily reflects: – Higher premium volume – Lower retained premium in Underwriting – Greater operating expenses – Lower consolidating eliminations from higher third-party insurer mix • Additional upside levers not reflected in plan: – MGA program M&A: acquisition of ~20 owned members adding ~$345MM of GWP and ~$41MM of revenue by 2030 – Captives: scaling to ~88 captive-member proxies driving ~$364MM of incremental GWP and ~$29MM of revenue by 2030 – Nest: AI-enabled underwriting platform scaling to ~150 distribution partners and ~$752MM of GWP by 2030 and generating ~$60MM of revenue with limited incremental cost 26 Revenue ($MM) (5%) (13%) Mgmt vs. Street Exchange Written Premium ($MM) 3% 4% Mgmt vs. Street Adjusted Net Income ($MM) 12% (2%) Mgmt vs. Street Adjusted EBITDA ($MM) 15% 18% Mgmt vs. Street 2% 3% 12% 40%

Morgan Stanley

Overview of Thoma Bravo

THOMABRAVO

HQ: Chicago, IL

Recent News

- **Jul 7, 2026:** Closed merger of Hypergene with Stratsys, forming a Nordic provider of FP&A, compliance, risk management and strategy execution software
- **Jul 1, 2026:** Nemetschek Group completed acquisition of Thoma Bravo backed HCSS, creating a global construction technology leader
- **Jun 24, 2026:** Padoa received strategic growth investment from Thoma Bravo's Europe Fund (alongside Five Arrows & Kamet Ventures)

Management Team



Orlando Bravo
Co-Founder & Managing Partner



Carl Thoma
Co-Founder & Managing Partner



A.J. Rhode
Senior Partner, Discover Team

Company Description

Founded in 1980

- Leading private equity firm with $170Bn+ in AUM with a focus on investing in software and technology companies
- Pioneered the buy-and-build investment strategy and first applied this strategy to software and technology industries 20+ years ago
- Completed ~590 total transactions with software and technology companies, representing $320Bn+ of value
- Investment philosophy centers around working collaboratively with existing management teams to help drive operating results and innovation
- Support portfolio companies by investing in growth initiatives and strategic acquisitions designed to drive long-term value

Recent Funds

Fund	Vintage	Size
Thoma Bravo XVI	2024	$24.3Bn
Thoma Bravo Discover Fund V	2024	$8.1Bn
Thoma Bravo XV	2022	$24.3Bn
Thoma Bravo Discover Fund IV	2022	$6.2Bn
Thoma Bravo XIV	2020	$22.8Bn
Thoma Bravo Discover Fund III	2020	$3.9Bn
Thoma Bravo XIII	2019	$12.6Bn
Thoma Bravo XII	2016	$7.6Bn

Sources: Pitchbook, Company Website, and Publicly Available Data

Investment Strategy

Buy-and-Build	• Pioneered the consolidation strategy in software 20+ years ago • Targets market-leading, mission-critical vertical software and drives value via operational best practices and strategic add-ons
Scaling Companies of Different Sizes	• Established as a dedicated software investment specialist as the Flagship platform scaled • Expanded across the North America buyout space via Discover (middle-market) and Explore (lower middle-market) platforms
Expanding How and Where it Invests	• Extended the platform into Credit nearly a decade ago and Europe more recently • Natural evolutions driven by investor demand, market opportunities and conviction in software's long-term growth

Select Software Investments

anaplan	apryse	AUCTANE	Bottomline
Command Alkon	ConnectWise	cority	coupa
DARKTRACE	dayforce	Delinea	everbridge
exabeam	flexera		imprivata
J.D. POWER	Jeppesen ForeFlight	MAGNET FORENSICS	N-ABLE
nextgen	olo	PingIdentity	planview
proofpoint	QAD	Qlik	REALPAGE
SailPoint	SOPHOS	UserTesting	VERINT

PROJECT CHERRY TREE

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